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                                                                    Exhibit 1(f)

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION


       The Gabelli Equity Trust Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

       FIRST:   The Articles of Incorporation of the Corporation, as amended from time to time, are hereby amended by adding the following paragraph to Article FIFTH, to read as follows:

                (7) The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the shareholders of the Corporation, may amend these Articles from time to time to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class or series that the Corporation has authority to issue.

       SECOND: The foregoing amendment to the Corporation's Articles of Incorporation was duly advised by the Corporation's Board of Directors and approved by stockholders.

       IN WITNESS WHEREOF, The Gabelli Equity Trust Inc. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and witnessed by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state that to the best of their knowledge, information and belief under penalty of perjury, the matters and facts set forth herein with respect to approval are true in all material respects, all on May 12, 2004.


                                         THE GABELLI EQUITY TRUST INC.


                                         By /s/ Bruce  N. Alpert
                                            -------------------------
                                            Name:  Bruce N. Alpert
                                            Title: President


Witness:

  /s/ James E. McKee
---------------------------
Name:    James E. McKee
Title:  Secretary